Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2025, except for the effects of Note 4 as to which the date is March 10, 2026, with respect to the consolidated financial statements of LifeMD, Inc. included in the Annual Report on Form 10-K of LifeMD, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marlton, NJ

September 25, 2026